Exhibit A

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing of Clarus Lifesciences III, L.P., BSOF Parallel Master Fund L.P., Clarus Ventures III GP, L.P., Blackstone Clarus III L.L.C., Blackstone Strategic Opportunity Associates L.L.C., Blackstone Alternative Solutions L.L.C., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings I/II GP L.L.C., The Blackstone Group Inc., Blackstone Group Management L.L.C. and Stephen A. Schwarzman, on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Praxis Precision Medicines, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 16th day of February 2021.

CLARUS LIFESCIENCES III, L.P.
By: Clarus Ventures III GP, L.P., its general partner
By: Blackstone Clarus III, L.L.C., its general partner
By: Blackstone Holdings II L.P., its managing member
By: Blackstone Holdings I/II GP L.L.C., its general partner

By: /s/ Tabea Y. Hsi
Name: Tabea Y. Hsi
Title: Senior Managing Director

CLARUS VENTURES III GP, L.P.
By: Blackstone Clarus III, L.L.C., its general partner
By: Blackstone Holdings II L.P., its managing member
By: Blackstone Holdings I/II GP L.L.C., its general partner

By: /s/ Tabea Y. Hsi
Name: Tabea Y. Hsi
Title: Senior Managing Director

BSOF PARALLEL MASTER FUND L.P.
By: Blackstone Strategic Opportunity Associates L.L.C., its general partner

By: /s/ Peter Koffler
Name: Peter Koffler
Title: Authorized Signatory

BLACKSTONE CLARUS III L.L.C.
By: Blackstone Holdings II L.P., its managing member
By: Blackstone Holdings I/II GP L.L.C., its general partner

By: /s/ Tabea Y. Hsi
Name: Tabea Y. Hsi
Title: Senior Managing Director

BLACKSTONE STRATEGIC OPPORTUNITY ASSOCIATES L.L.C.

By: /s/ Peter Koffler
Name: Peter Koffler
Title: Authorized Signatory

BLACKSTONE ALTERNATIVE SOLUTIONS L.L.C.

By: /s/ Peter Koffler
Name: Peter Koffler
Title: Authorized Signatory

BLACKSTONE HOLDINGS I L.P.
By: Blackstone Holdings I/II GP L.L.C., its general partner

By: /s/ Tabea Y. Hsi
Name: Tabea Y. Hsi
Title: Senior Managing Director

BLACKSTONE HOLDINGS II L.P.
By: Blackstone Holdings I/II GP L.L.C., its general partner

By: /s/ Tabea Y. Hsi
Name: Tabea Y. Hsi
Title: Senior Managing Director

BLACKSTONE HOLDINGS I/II GP L.L.C.

By: /s/ Tabea Y. Hsi
Name: Tabea Y. Hsi
Title: Senior Managing Director

THE BLACKSTONE GROUP INC.

By: /s/ Tabea Y. Hsi
Name: Tabea Y. Hsi
Title: Senior Managing Director

BLACKSTONE GROUP MANAGEMENT L.L.C.

By: /s/ Tabea Y. Hsi
Name: Tabea Y. Hsi
Title: Senior Managing Director

/s/ Stephen A. Schwarzman
Stephen A. Schwarzman

[Praxis Precision Medicines, Inc. – Joint Filing Agreement]